UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

The information included under Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.02    Results of Operations and Financial Condition

On May 11, 2020, Endologix, Inc. (the “Company”) issued a press release to report its preliminary unaudited financial results for the first quarter ended March 31, 2020. The press release is furnished herewith as Exhibit 99.1.

The press release attached as Exhibit 99.1 is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5, 2020, the Company entered into a promissory note (the “Promissory Note”) with Bank of America, N.A., dated May 1, 2020, that provides for a loan in the amount of $9.8 million (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan matures on May 5, 2022 and bears interest at a rate of 1.0% per annum. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the use of PPP Loan amount shall be limited to certain qualifying expenses and may be partially or wholly forgiven in accordance with the requirements set forth in the CARES Act. The Company intends to apply for forgiveness of a portion of the loan in accordance with the terms of the CARES Act to the extent applicable.

Additionally, on May 5, 2020, the Company entered into the Amendment to Facility Agreements, dated as of May 4, 2020, among the Company, the guarantors party thereto, the lenders party thereto, Deerfield ELGX Revolver, LLC and Deerfield Private Design Fund I.V., L.P. (the “Amendment”). The Amendment amends the Credit Agreement, dated August 9, 2018, by and among the Company, certain of its subsidiaries, the lenders party there to and Deerfield ELGX Revolver, LLC and amends the Term Loan Facility Agreement, dated as of August 9, 2018, among the Company, certain of its subsidiaries, the lenders party thereto and Deerfield Private Design Fund I.V., L.P., as amended from time to time, to permit the company to incur indebtedness in the form of the PPP Loan.

The foregoing descriptions of the Promissory Note and the Amendment are not complete and are qualified in their entirety by reference to the full text of the Promissory Note and of the Amendment, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01    Other Information

As a result of the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, the Company is furnishing this Current Report on Form 8-K to obtain an extension to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”), originally due on May 11, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the

“SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465)(the “Order”), regarding potential exemptions granted to public companies with respect to specified filing requirements, subject to the conditions contained in the Order. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if the registrant’s ability to file such report timely is affected by circumstances related to COVID-19.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic that has spread throughout the United States and the world. These disruptions include, but are not limited to: office closures, limited access to required information and the unavailability of key Company personnel required to prepare the Quarterly Report due to suggested, and mandated, social quarantining and work from home orders. For these reasons additional time will be required to develop and process our financial information as well as prepare required disclosures related to the impact of COVID-19. In addition, given the Company’s substantial debt and the extremely challenging market conditions, the Company anticipates that the Quarterly Report will contain a statement that there is substantial doubt about the Company’s ability to continue as a going concern.

As such, the Company will be relying on the Order and will be making use of the 45-day grace period provided by the Order to delay filing of the Quarterly Report. The Company plans to file the Quarterly Report by the week of May 25, 2020, but in any event by no later than June 25, 2020, 45 days after the original due date of the Quarterly Report.

COVID-19 Risk Factor

In light of the rapidly evolving COVID-19 outbreak, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Accordingly, the Company’s risk factor disclosure is hereby updated as follows:

We have limited capital resources and will likely need additional funding before we are able to achieve profitability. If we are unable to raise additional capital on attractive terms, or at all, we may be unable to sustain our operations.

We have limited capital resources and expect to incur further losses for the foreseeable future. In particular our revenues have significantly declined as a result of the COVID-19 pandemic. A significant percentage of our products are utilized in elective surgeries or procedures, which may be deferred or avoided altogether due to COVID-19 outbreak, materially impacting our financial results. The COVID-19 outbreak has materially impacted our operations and financial results and continues to be fluid and uncertain, making it difficult to forecast the final impact it could have on our future operations or financial results.

As of March 31, 2020, we had approximately $42 million of cash, cash equivalents and investments available-for-sale. The Company is evaluating its recurring operating losses, net operating cash flow deficits, and an accumulated deficit, and its Quarterly Report when filed may include a determination that the recurring operating losses, net operating cash flow deficits, and an accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the accompanying consolidated financial statements. If the Company reaches this determination, Deerfield will have the ability to declare a default under the Facility Agreement and the Credit Agreement. As of March 31, 2020, we had approximately $180.4 million outstanding under the Deerfield Agreements. Additionally, we would be required to pay exits fees totaling $11.1 million under the Facility Agreement and the remaining $0.1 million commitment fee under the Credit Agreement. Further, if Deerfield had the ability to and were to declare a default, such default would result in a cross default under our 5.00% Notes and our 2020 Exchange Notes. As of March 31, 2020, we had $73.1 million outstanding under our 5.00% Notes and $0.15 million outstanding under our 2020 Exchange Notes. If Deerfield were to declare a default, other lenders may then declare a default and we may be unable to repay the amounts owed without raising additional capital. If we are unable to repay the amounts owed, we may be forced to declare bankruptcy.

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made any adjustments to the accompanying consolidated financial statements related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will require additional capital to sustain its operations and make the investments it needs to execute upon its longer-term business plan. If the Company is unable to generate sufficient revenue from its existing long-term business plan, the Company will need to obtain additional equity or debt financing. If the Company attempts to obtain additional debt or equity financing, the Company cannot assume that such financing will be available on favorable terms, if at all.

If our essential employees who are unable to telework become ill or otherwise incapacitated, our operations may be adversely impacted.

As a medical device manufacturer, we fall within a “critical essential infrastructure” sector, specifically the “Healthcare/Public Health” sector, and we are considered exempt under various stay at home/shelter in place orders, including the California Executive Order N-33-20 (“Stay at Home Order”) dated March 19, 2020.  Accordingly, our employees in California and other locations may continue to work because of the importance of our operations to the health and well-being of citizens in the states in which we operate.  Consistent with these Stay at Home Orders, we have implemented telework policies wherever possible for appropriate categories of “nonessential” employees.  “Essential” employees that are unable to telework continue to work at our facilities, and we have implemented appropriate safety measures, including social distancing, face covering, temperature checking and increased sanitation standards.  We are following guidance from the Center for Disease Control and the Occupational Safety and Health Administration regarding suspension of nonessential travel, self-isolation recommendations for employees returning from certain geographic areas, confirmed reports of any COVID-19 diagnosis among our employees, and the return of such employees to our workplace.  Pursuant to updated guidance from the Equal Employment Opportunity Commission, we are engaging in limited and appropriate inquiries of employees regarding potential COVID-19 exposure, based on the direct threat that such exposure may present to our workforce. We continue to address other unique situations that arise among its workforce due to the COVID-19 pandemic on a case-by-case basis.  While we believe that we have taken appropriate measures to ensure the health and wellbeing of our “essential” employees, there can be no assurances that our measures will be sufficient to protect our employees in our workplace or that they may otherwise be exposed to COVID-19 outside of our workplace.  If a number of our essential employees become ill, incapacitated or are otherwise unable to continue working during the current or any future epidemic, our operations may be adversely impacted.

Public health threats such as COVID-19 could have a material adverse effect on our operations, the operations of our business partners, and the global economy as a whole.

Public health threats and other highly communicable diseases, outbreaks of which have already occurred in various parts of the world, could adversely impact our operations, as well as the operations of our customers, suppliers, distributors and other business partners.  For example, the outbreak in December 2019 of a novel coronavirus (COVID-19) has resulted in decreased economic activity in China, as well as a number of other countries, and the scope of the outbreak and its impacts is continuing to expand.  We anticipate that our business activities will be adversely affected by the COVID-19 outbreak, but it is not currently possible to understand the full extent of the direct and indirect impacts on our business, the business of our partners, or the global economy as a whole.

The COVID-19 outbreak, or other similar outbreaks or epidemics, may have an adverse effect on the overall productivity of our workforce, and we may be required to take extraordinary measures to ensure the safety of our employees and those of our business partners. These measures could require that our employees refrain from traveling to their normal workplace for extended periods of time, which in turn could result in a decrease in our commercial activities, or result in higher costs or other inefficiencies.  In addition, our employees may be required to take time off for extended periods of time due to illness or as a result of government-imposed changes to daily routines, including school closures.  These impacts could result in delays in or the suspension of our manufacturing operations, research and product development activities, regulatory work streams, clinical development programs and other important commercial functions.  In particular, if we were required to suspend our manufacturing operations, we may encounter severe product shortages, which would adversely affect our results of operations and harm our reputation.  We are also dependent upon our suppliers for many of our product components, and the outbreak could have a material adverse impact on the operations of one or more of our suppliers, which could prevent them from timely delivering products to us.  Further, our business would be harmed if our customers seek to limit or prevent access by our sales and clinical support teams (or the sales and clinical support teams of our distribution partners) to their operating rooms, or to their facilities generally, which we have already experienced in certain locations.  Finally, the outbreak has resulted in restrictions on domestic and international travel, which could have a negative impact on our customer engagement efforts, including through the cancellation or postponement of Company-sponsored educational events, as well as third-party conferences, trade shows and similar events.

We expect any further spread of the COVID-19 outbreak, or even the threat or perception that this could occur, could have a material adverse effect on our business, operations and financial results.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Promissory Note, dated May 1, 2020, from Bank of America, N.A.
10.2	Amendment to Facility Agreements, dated May 4, 2020, by and among the Company, Deerfield ELGX Revolver, LLC and Deerfield Private Design Fund I.V., L.P.
99.1	Press Release Regarding First Quarter Financial Results, dated May 11, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: May 11, 2020	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note, dated May 1, 2020, from Bank of America, N.A.
10.2	Amendment to Facility Agreements, dated May 4, 2020, by and among the Company, Deerfield ELGX Revolver, LLC and Deerfield Private Design Fund I.V., L.P.
99.1	Press Release Regarding First Quarter Financial Results, dated May 11, 2020.